December 6, 1993


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:   ARVIDA/JMB PARTNERS, L.P.
      Commission File No. 0-16976
      Form 8-K

Gentlemen:

Enclosed, for the above-captioned registrant, are eight copies, one of which is manually executed of registrant's current report on Form 8-K dated November 30, 1993.

Please acknowledge receipt of the Form 8-K by signing and returning the enclosed self-addressed post card.

Thank you.



Very truly yours,

ARVIDA/JMB PARTNERS, L.P.

By:   Arvida/JMB Managers, Inc.
      (The General Partner)



      By:    GAILEN J. HULL
             ------------------------------
             Gailen J. Hull, Vice President
             Principal Accounting Officer

GH/tm
Enclosures
                           FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                  Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 30, 1993



                       ARVIDA/JMB PARTNERS, L.P.
        (Exact name of registrant as specified in its charter)



     Delaware                    0-16976           36-3507015
(State or other                (Commission         (IRS Employer
 jurisdiction of               File Number)        Identification No.)
 organization)




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
               (Address of principal executive offices)



Registrant's telephone number, including area code:  (312) 915-1987

                       ARVIDA/JMB PARTNERS, L.P.


Item 4. - Changes in Registrant's Certifying Accountant

     On November 30, 1993, the General Partner of the Partnership approved the engagement of Ernst & Young as the Partnership's independent auditors for the fiscal year ending December 31, 1993 to replace the firm of Price Waterhouse who were dismissed as auditors of the Partnership effective November 30, 1993.

     The reports of Price Waterhouse on the Partnership's consolidated financial statements for the years ended December 31, 1992 and 1991 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Partnership's financial statements mentioned in the preceding paragraph and in the subsequent interim period, there were no disagreements with Price Waterhouse on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Price Waterhouse would have caused Price Waterhouse to make reference to the matter in their report.

     The Partnership has requested Price Waterhouse to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December
1, 1993 is filed as an Exhibit to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

    (a)   Financial Statements.  Not applicable.

    (b)   Pro Forma Financial Information.  Not applicable.

    (c)   Exhibits

          Letter dated December 1, 1993 from Price Waterhouse to the Securities and Exchange Commission regarding review of Form 8-K concerning a change in registrant's certifying accountant.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                ARVIDA/JMB PARTNERS, L.P.

                                By:    Arvida/JMB Managers, Inc.
                                       (The General Partner)




                                       By:   GAILEN J. HULL
                                             ---------------------
                                             Gailen J. Hull, Vice President
                                             Principal Accounting Officer




Dated:   December 6, 1993











                                       December      , 1993



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Gentlemen:

      We have read the statements made by Arvida/JMB Partners,
L.P. (copy attached), which we understand will be filed with the
Commission, pursuant to Item 4 of Form 8-K, as part of the
Partnership's Form 8-K report dated December    , 1993.  We agree
with the statements concerning our Firm in such Form 8-K.


                                       Very truly yours,